EXHIBIT 10.5

SECURITY AGREEMENT

This SECURITY AGREEMENT (the “Agreement”), dated and effective as of the 22 day of December, 2017, is made by Endonovo Therapeutics, Inc. (“Debtor”) having a notice address of 6320 Canoga Avenue, 15th Floor, Woodland Hills, CA 91367 in favor of the persons listed on the Schedule of Secured Parties annexed hereto as amended from time to time acting through Frank J. Hariton, Esq, 1065 Dobbs Ferry Road, White Plains, NY 10607 as their representative (“Secured Party”).

RECITALS

WHEREAS, Debtors and Secured Party have entered into a Subscription Agreement relating to the purchase of securities in the Debtor (the “Subscription Agreement”);

WHEREAS, the Subscription Agreement provided for a security interest to be granted the Secured Parties in the Collateral, defined below to secure Debtors obligations to the holders of its Series C Preferred Stock; and

WHEREAS, Debtor has agreed to secure payment of the obligations described in the Certificate of Designation for the Series C Preferred Stock (the “Designation”) by granting Secured Party a security interest covering the Collateral, as defined below;

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged:

Debtor hereby represents, warrants, covenants, grants and agrees as follows:

AGREEMENT

1. Incorporation of Recitals; Capitalized Terms. The recitals set forth hereinabove are incorporated herein by this reference. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Settlement Agreement. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Definitions.

(a) “Collateral” has the meaning given to that term in Exhibit 1 hereof.

(b) “Lien” means any mortgage, deed of trust, lien, pledge, security interest or other charge or encumbrance, of any kind whatsoever, including but not limited to the interest of the lessor or titleholder under any capitalized lease, title retention contract or similar agreement.

(c) “Obligation” means Debtor’s redemption obligation under the Designation plus all accrued unpaid dividends, late charges, fees and costs thereon (“Redemption Amount”) together with all advances, extensions, renewals, amendments, modifications, substitutions and changes in form thereof, all advances made by Secured Party to protect the security hereof, together with interest thereon, and all costs and expenses incurred in connection with the collection and enforcement of the foregoing including reasonable attorneys’ fees and expenses.

(d) “UCC” means the Uniform Commercial Code as in effect in the State of California from time to time, and any successor legislation adopted thereby.

3. Security Interest.

(a) Security Interest. Debtor hereby assigns and grants to Secured Party a security interest and continuing lien in all of Debtor’s right, title and interest in and to all of the Transferred IP and Assets described in Exhibit 1 to this Agreement (“Exhibit 1”), regardless of where located, including all insurance claims and other rights to payment related to the foregoing, and products of the foregoing and all accessions to, substitutions and replacements for, each of the foregoing (all of the foregoing described property is referred to herein as the “Collateral”). Said lien is subordinate in all respects to the lien granted to Rio Grande Neurosciences, Inc. pursuant to an agreement dated as of November 22, 2017.

(b) Debtor hereby authorizes Secured Party to file appropriate UCC or other financing statements, or other documents to perfect its security interest in the Collateral, together with any and all continuation, amendments and modification filings related thereto and any other filings or recordings Secured Party deems necessary or appropriate with respect to the Collateral and Secured Party’s interest therein. Secured Party shall file Exhibit 1 as its description of the Collateral in any such filing.

(c) The security interest granted to Secured Party hereunder shall secure the Obligation.

4. Debtor’s Representations, Warranties, Covenants and Agreements. Debtor hereby represents and warrants to Secured Party, and covenants and agrees, that:

(a) Debtor is the owner of the Collateral, and no other person or entity other than Rio Grande Neurosciences, Inc. has any right, title, claim or interest in, against or to the Collateral, other than any right, title or claim which may have been granted or otherwise attached by written agreement to the junior lienholders provided such right, title or claim is expressly subordinated in writing to the Obligations and Secured Party’s interest and the identity of the junior lienholders is disclosed to Secured Party at the time such subordinated right, title or claim arises and the junior lienholders acknowledge such subordinated status.

(b) Upon the filing of UCC-l financing statements in the appropriate filing offices, Secured Party has a second priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing subordinate only to the lien granted to Rio Grande Neurosciences, Inc..

(c) This Agreement (i) has been duly authorized by all necessary corporate action of Debtor, (ii) has been duly executed by Debtor, and (iii) constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

(d) Debtor’s place of business (or, if Debtor has more than one place of business, its principal executive office) is located at 6320 Canoga Avenue, 15th Floor, Woodland Hills, CA 91367. Debtor’s true legal name is as set forth in the preamble to this Agreement. Debtor’s jurisdiction of formation is and has been, as set forth in the preamble to this Agreement. Debtor does not do business under any trade name or fictitious business name. Debtor will notify Secured Party, in writing, within at least thirty (30) days of any change in its place of business or jurisdiction of formation or the adoption or change of its legal name, any trade name or fictitious business name, and will upon request of Secured Party, execute or authenticate any additional financing statements or other certificates or records necessary to reflect any change in its place of business or jurisdiction of formation or the adoption or change in its legal name, trade names or fictitious business name.

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5. Protection of Collateral by Debtor.

(a) Debtor will not, without the prior written consent of Secured Party (which consent shall not be unreasonably withheld), sell, transfer or dispose of any Collateral except for sales of inventory in the ordinary course of Debtor’s business, unless the proceeds of such sale are used to pay down the debt For purposes of this Agreement, granting license or sublicense rights to any intellectual property included in the Collateral shall not be deemed a sale, transfer or disposition of such Collateral, unless the agreement of license or sublicense creates in the licensee or sublicensee rights in the Collateral which are superior to those of the Debtor. Debtor may encumber the Collateral through junior liens subordinated to the senior lien of the Secured Party in accordance with Section 4(a) above. Debtor shall, at its own expense, appear in and defend any and all actions and proceedings which purport to affect title to the Collateral, or any part thereof, or which purport to affect the security interest of Secured Party therein under this Agreement.

(b) Debtor will keep the Collateral current, collected and/or in good condition and repair, and will not misuse, abuse, allow to deteriorate, waste or destroy the Collateral or any part thereof, except for ordinary wear and tear resulting from its normal and expected use in Debtor’s business and will not use or permit any Collateral to be used in violation in any material respect of any applicable law, rule or regulation, or in violation of any policy of insurance covering the Collateral. Secured Party may examine and inspect the Collateral at any reasonable time, upon reasonable notice in advance, wherever located. Provided, however, that if such Collateral comprises or is connected to or surrounded by any trade secret, confidential information or data or other intellectual property right belonging to Debtor, then Secured Party shall sign such Non-Disclosure Agreement as Debtor may reasonably require prior to being granted access thereto. Debtor shall perform, observe, and comply in all material respects with all of the material terms and provisions to be performed, observed or complied with by it under each contract, agreement or obligation relating to the Collateral to the extent that any non-compliance could reasonably be expected to impair the Debtor’s ownership or control of the Collateral.

(c) Debtor, in a timely manner, will execute or otherwise authenticate, or obtain, any document or other record, give any notices, do all other acts, and pay all costs associated with the foregoing, that Secured Party determines is reasonably necessary to protect the Collateral against rights, claims or interests of third parties, or otherwise to preserve the Collateral as security hereunder.

(d) Debtor shall promptly notify Secured Party of any claim against the Collateral adverse to the interest of Secured Party therein not mentioned herein.

(e) Debtor shall promptly pay when due all taxes and other governmental charges, and any Liens and all other charges imposed upon or affecting any Collateral created subsequent to the exercise of the Purchase Option and affecting the Secured Party’s senior lien.

6. Further Acts of Debtor. Debtor shall, at the request of Secured Party, execute or otherwise authenticate and deliver to Secured Party any financing statements, financing statement changes and any and all additional instruments, documents and other records, and Debtor shall perform all actions, that from time to time Secured Party may reasonably deem necessary or desirable to carry into effect the provisions of this Agreement or to establish or maintain a perfected security interest in the Collateral having the priority provided for herein or otherwise to protect Secured Party’s interest in the Collateral.

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7. Default; Remedies. Each of the following is an “Event of Default” under this Agreement when continuing ten (10) business days’ after written notice is delivered to Debtor: (i) default shall be made in the payment of the Obligations, when due, and not cured following written notice; (ii) the Debtor shall make an assignment for the benefit of its creditors or shall file or commence or have filed or commenced against it any proceeding for any relief under any bankruptcy or insolvency law or any law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions, or a receiver or trustee shall be appointed for the undersigned; (iii) the liquidation, dissolution, merger or consolidation of Debtor (except where provision is made in any such transaction for the Secured Party to be paid any remaining Principal Amount and accrued but unpaid Interest thereon in connection with any such transaction); or (iv) the occurrence of an Event of Default under the Note, THEN, upon the occurrence of any such Event of Default, or upon the Maturity Date, Secured Party at its election, may declare the entire outstanding balance of Principal Amount and accrued but unpaid Interest, late charges, fees and costs thereon immediately due and payable, together with all costs of collection, including reasonable attorneys’ fees, or may exercise upon or enforce its rights in the Collateral, as set forth herein or under applicable law.

(a) If an Event of Default shall occur, then, in each and every such case, Secured Party may at any time thereafter exercise and/or enforce any of the following rights and remedies at Secured Party’s option:

i. Acceleration. The Obligation shall, at Secured Party’s sole option, become immediately due and payable.

ii. Possession and Collection of the Collateral. At its option: (a) take possession or control of, store, lease, operate, manage, sell, or instruct any Agent or Broker to sell or otherwise dispose of, all or any part of the Collateral, subject to prior written notice to any junior lienholders on the Collateral disclosed to Secured Party at the time such junior interest was acquired and a demand for the Secured Party to be paid on any remaining obligations due under the Designation within ten (10) business days and, if paid, for Endonovo to retain the Collateral subject to the interests of those junior lienholders; (b) take any reasonable and lawful action to protect and realize upon its security interest in the Collateral; and (c) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by Secured Party under any other provision of this Agreement, under the Note, or as provided by applicable law (including, without limitation, the UCC). Debtor shall, upon Secured Party’s demand, promptly make the Collateral available to Secured Party at a place designated by Secured Party, which place shall be reasonably convenient to both parties. Secured Party shall not be liable for, nor be prejudiced by, any loss, depreciation or other damages to the Collateral, unless caused by Secured Party’s gross negligence or willful or malicious act. Secured Party shall have no duty to take any action to preserve or collect the Collateral.

iii. Any and all remedies. Subject to any applicable notice and cure periods, including any rights of junior lienholders to cure, exercise any or all rights and remedies provided in this Agreement, by the UCC and/or otherwise available at law or in equity.

(b) Secured Party shall also be entitled to immediate possession of all books and records evidencing any Collateral or pertaining to chattel paper covered by this Agreement.

8. Secured Party’s Duties. The powers conferred upon Secured Party by this Agreement are solely to protect its interest in the Collateral and will not impose any duty upon Secured Party to exercise any such powers. Other than all notices expressly called for under the Settlement Agreement, the Note or this Agreement, Secured Party will be under no duty whatsoever to make or give any additional presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any of the Collateral or the Obligation, or to take any steps necessary to preserve any rights against prior parties. Secured Party shall be required to give written notice to any junior lienholders or secured parties against the Collateral disclosed to Secured Party in writing at the time that Debtor grants such interests of any event of default and potential action against the Collateral, as may be required by applicable law. Secured Party will not be liable for failure to collect or realize upon any or all of the Secured Indebtedness or Collateral, or for any delay in so doing, nor will Secured Party be under any duty to take any action whatsoever with regard thereto.

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9. Continuing Agreement. This is a continuing agreement and the grant of a security interest hereunder will remain in full force and effect and all the rights, powers and remedies of Secured Party hereunder will continue to exist until all indebtedness owing by Debtor to Secured Party has been paid in full. Once such indebtedness has been paid in full, the Secured Party shall promptly execute and, if applicable, file all such documents or instruments, and take all such other actions as the Debtor may reasonably request in order to evidence that no lien or security interest continues to exist favor of Secured Party. And, if requested to do so upon the Debtor’s entry into any transaction in which the Secured Party is to be repaid in full as part of any such transaction, the Secured Party shall cooperate in good faith with the Debtor to provide to any other party or parties to such transaction such information, and to execute any such documents or instruments, as may be reasonably requested by the Debtor or any such third party in connection with the consummation of such transaction. In such event, the Debtor shall provide to the Secured Party such non-confidential information concerning such transaction, and such evidence of the payment of proceeds to the Secured Party upon the consummation thereof, as the Secured Party may request.

10. Preservation of Liability. Neither this Agreement nor the exercise by Secured Party of (or the failure to so exercise) any right, power or remedy conferred herein or by law will be construed as relieving any person liable on the Obligation from liability on the Obligation and for any deficiency thereon.

11. Insurance. Debtor does not intend to maintain any insurance coverage for the Collateral, but shall cooperate with Secured Party to obtain coverage at Secured Party’s sole discretion.

12. No Implied Waivers. No delay or omission on the part of Secured Party in exercising any right or remedy created by, connected with or provided for in this Agreement or arising from any default by Debtor or by any other person or entity the performance of whose obligations is secured hereby, shall be construed as or be deemed to be an acquiescence in or a waiver of such default or a waiver of or limitation upon the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement, provided that until such time as the Secured Party shall have exercised any right in connection with any default under this Agreement, the Debtor shall be entitled to cure such default as provided for herein and the Secured Party may not, thereafter, exercise any rights against such prior cured default. No waiver of any breach of any of the covenants or conditions in this Agreement shall be deemed to be a waiver of or acquiescence in or consent to any previous or subsequent breach of the same or any other covenant or condition.

13. Entire Agreement. This Agreement, together with each of the Note and Settlement Agreement, contains the entire understanding and agreement of Debtor and Secured Party with respect to the subject matter hereof. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Debtor therefrom will be effective unless made in a writing signed by both parties (provided, however, that a unilateral waiver or consent given by the Secured Party does not have to be signed by the Debtor), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given as recited therein. No notice to or demand on the Debtor in any case will entitle the Debtor to any other or further notice or demand in connection with the same case, similar or other circumstance. No provision of this Agreement or right of Secured Party hereunder can be waived, nor shall Debtor be released from its obligations hereunder, except by a writing duly executed by Secured Party.

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14. Assignment/Transfer of Indebtedness. The Secured Party may at any time assign this Agreement and the Note in whole or in part, without the prior written consent of the Debtor, in its sole and absolute discretion. Upon a transfer by Secured Party of all or any portion of the indebtedness secured hereby, Secured Party may transfer therewith all or any portion of the security interest created hereunder, but Secured Party shall retain all of its rights hereunder with respect to any part of such indebtedness and any part of its security interest hereunder not so transferred. Debtor cannot assign or transfer any rights or obligations under this Agreement or in the Collateral to any third party without the prior written consent of Secured Party. Any transfer by Debtor without Secured Party’s consent shall be an additional Event of Default hereunder.

15. Successors and Assigns. The covenants and agreements herein contained by or on behalf of Debtor will bind Debtor, and Debtor’s legal representatives, successors and assigns and will inure to the benefit of Secured Party and Secured Party’s successors and assigns.

16. Term; Binding Effect. This Agreement shall be and remain in full force and effect until the Obligation has been fully performed and paid. Upon expiration and payment or conversion in full of the Obligation, this Agreement shall automatically terminate and Debtor shall be permitted to file or cause Secured Party to file one or more UCC termination statements with respect to the Collateral. Each of the provisions hereof shall be binding upon Debtor and its legal representatives, successors and assigns and shall insure to the benefit of Secured Party and its legal representatives, successors and assigns.

17. Rules of Construction. Terms used in the singular shall apply to the plural, and vice versa, as the context requires; likewise masculine, feminine and neuter genders shall be interchangeable as the context requires. The use of the disjunctive term “or” does not imply an exclusion of the conjunctive, i.e., “or” shall have the same meaning as the expression “and/or.” “Including” shall not be limiting. Headings and section titles are for convenience of reference only and are not substantive parts of this Agreement, and shall not be given effect in construing the provisions of this Agreement. Each reference to the Note shall mean the Note as from time to time extended, modified, renewed, restated, reaffirmed, supplemented or amended.

18. Invalidity and Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision hereof, the remainder of this Agreement, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

19. Power of Attorney. Debtor appoints Secured Party and any officer thereof as Debtor’s attorney in fact with full power in Debtor’s name and behalf to do every act which Debtor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate Secured Party to take any action hereunder nor shall Secured Party be liable to Debtor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligation is outstanding and shall not terminate on the disability or incompetence of Debtor.

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20. Counterparts; Facsimiles and Electronic Scans. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. A facsimile or electronic scan of an original signature shall be deemed for all purposes to be an original signature on the document so transmitted.

21. Governing Law and Jurisdiction. This Agreement shall be deemed to be executed and delivered in the State of California. Each of Debtor and Secured Party: (i) agrees that this Agreement shall be construed according to and governed by the laws of the State of California, without regard to principles of conflicts of law (except to the extent governed by the UCC); (ii) consents to personal jurisdiction in the State of California in the state and United States courts in the City of Los Angeles, California; and (iii) consents to venue in the City of Los Angeles, California, for all actions and proceedings with respect to this Agreement and the Note, and waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

IN WITNESS WHEREOF, the undersigned have executed this Security Agreement as of the day and year first hereinabove written.

DEBTOR:		SECURED PARTY:

ENDONOVO THERAPEUTICS, INC.,		By:	/s/ Frank J. Hariton
a Delaware corporation			Frank J. Hariton, as Representative

By:	/s/ Alan Collier
Alan Collier
Chief Executive Officer

Note, Exhibit 1 and Schedule A and B are the same as in Exhibit 10.3 to this Report.

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EXHIBIT 1

(Description of Collateral)

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SCHEDULE “A”

(List of Patents)

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SCHEDULE “B”

(License)

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Schedule of Secured Parties

Name (s)	Address	Number of Shares

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